Exhibit 10.2

Amendment No. 1

to the

Employment Agreement By and Between Beverly Bank, Beverly Financial, Inc.

and

Michael R. Wheeler

The Employment Agreement by and between Beverly Cooperative Bank and Michael R. Wheeler, effective April 18, 2013 (the “Employment Agreement”), is hereby amended as follows:

1.	For purposes of clarification and to add Beverly Financial, Inc. as a party to the Employment Agreement, the first paragraph of the Employment Agreement is hereby amended and restated as follows contingent upon the Conversion:

“This EMPLOYMENT AGREEMENT (“Agreement”) is made effective as of April 18, 2013 by and between BEVERLY BANK, a Massachusetts co-operative bank having its executive offices at 254 Cabot Street, Beverly, Massachusetts 01915 (“Bank”), BEVERLY FINANCIAL, INC. (“Company”) and MICHAEL R. WHEELER (“Executive”).”

2.	Section 13A (Guaranty) is added to the Employment Agreement, contingent upon and effective as of the date of the Conversion:

“Section 13A. Guaranty.

Contingent upon and effective as of the date of the Conversion, Beverly Financial, Inc. hereby agrees to guarantee the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement. For the purpose of this Section 13A, “Conversion” shall mean the reorganization of Beverly Financial, MHC from a mutual holding company to Beverly Financial, Inc., a stock holding company form of organization.”

IN WITNESS WHEREOF, the Bank and the Company have caused this Amendment No. 1 to the Employment Agreement By and Between Beverly Bank, Beverly Financial, Inc. and Michael R. Wheeler to be executed and the Executive has hereunto set his hand, all on the dates set forth below.

EXECUTIVE

________________	By:
Date		Michael R. Wheeler

BEVERLY BANK

________________	By:
Date		Duly Authorized Officer of Beverly Bank

BEVERLY FINANCIAL, MHC

________________	By:
Date		Duly Authorized Officer of Beverly Financial, MHC